THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  NO SALE OR DISPOSITION MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER SAID ACT OR AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

PROMISSORY NOTE

Various11/13/24

Seattle, WA

For value received Spectral Capital Corporation. a Nevada Corporation (the “Company”), promises to pay to Sean Michael Brehm or his assigns as duly assigned herein (“Holder”) the principal sum of the amounts advanced under this note together with accrued and unpaid interest thereon, each due and payable on the date and in the manner set forth below.

This promissory note (the “Note”) is issued as Holder advances or has advanced funds to Spectral of up to $2,500,000.

1.Repayment.  All payments of interest and principal shall be in lawful money of the United States of America.  All payments shall be applied first to accrued interest, and thereafter to principal.  In accordance with the terms of Section 3 of this Note, the outstanding principal amount of the Loan shall be due and payable on written demand of the Holder on or after the five-year anniversary of this Note (the “Maturity Date”).

2.Interest Rate.  The Company promises to pay simple interest on the outstanding principal amount hereof from the date hereof until payment in full, which interest shall be payable at the rate of 4% per annum or the maximum rate permissible by law, whichever is less.  Interest shall be due and payable on the Maturity Date and shall be calculated on the basis of a 365-day year for the actual number of days elapsed.

3.Maturity.  The entire outstanding principal balance and all unpaid accrued interest shall become fully due and payable upon written demand of the Holder made on or after the Maturity Date, provided however, that prior to such time, the Holder may elect that any and all outstanding principal be applied to the exercise of his outstanding options to purchase equity shares in the Company at any time.

4.Expenses. In the event of any default hereunder, the Company shall pay all reasonable attorneys’ fees and court costs incurred by Holder in enforcing and collecting this Note.

5.Prepayment.  The Company may prepay this Note in whole or in part at any time without penalty.

6.Default.  If there shall be any Event of Default hereunder, at the option and upon the declaration of the Holder and upon written notice to the Company (which election and

1.

notice shall not be required in the case of an Event of Default under Section 6(c) or 6(d)), this Note shall accelerate and all principal and unpaid accrued interest shall become due and payable. The occurrence of any one or more of the following shall constitute an Event of Default:

(a)The Company fails to pay timely any of the principal amount due under this Note on the date the same becomes due and payable or any accrued interest or other amounts due under this Note on the date the same becomes due and payable after written demand and thirty days notice thereof;

(b)The Company files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing; or

(c)An involuntary petition is filed against the Company (unless such petition is dismissed or discharged within sixty (60) days under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of the Company.

7.Governing Law.  This Note shall be governed by and construed under the laws of the State of Nevada, as applied to agreements among Nevada residents, made and to be performed entirely within the State of Nevada, without giving effect to conflicts of laws principles.

8.Modification; Waiver. Any term of this Note may be amended or waived with the written consent of the Company and the Holder.

9.Assignment. This Note may be transferred only upon its surrender to the Company for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company.  Thereupon, this Note shall be reissued to and registered in the name of, the transferee, or a new Note for like principal amount and interest shall be issued to, and registered in the name of, the transferee.  Interest and principal shall be paid solely to the registered holder of this Note.  Such payment shall constitute full discharge of the Company’s obligation to pay such interest and principal.  Such assignment is subject to the approval of the Company, which shall not be unreasonably withheld.

2.

IN WITNESS WHEREOF, the undersigned has executed this Note as an instrument under seal as of the date first above written.

COMPANY:

SPECTRAL CAPITAL CORPORATION

By:

Name:Jenifer Osterwalder

Title:Chief Executive Officer

[ReadyCareConnect, Inc. – Signature Page to  Promissory Note – FMO]